Exhibit 10.1

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Nonqualified Incentive Stock Option Agreement

THIS AGREEMENT is made as of                         , 200   (the “Grant Date”), by and between Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Corporation”), and «First_Name» «Last_Name» («Last_Name»)

WHEREAS, «Last_Name» has, and is expected to continue to, perform valuable services for the Corporation, and the Corporation considers it desirable and in its best interests that «Last_Name» be given an inducement to acquire a further proprietary interest in the Corporation, and an added incentive to advance the interests of the Corporation by possessing an option to purchase shares of the Corporation’s Common Stock, $.01 par value per share (the “Common Stock”), in accordance with the Corporation’s Amended and Restated 1993 Stock Incentive Plan adopted by the Board of Directors of the Corporation on April 23, 2004 (the “Plan”).

NOW THEREFORE, in consideration of the foregoing premises, it is agreed by and between the parties as follows:

Grant of Option. The Corporation hereby grants to «Last_Name» an option to purchase «Amount» of the Corporation’s Common Stock (the “Option”) at the purchase price of $             per share (the “Purchase Price”), in the manner and subject to the conditions hereinafter provided.

1.	Time of Exercise of Option.

(a)	Time Vesting. Subject to paragraph (b) of this Section 1, the Option shall vest 25% immediately and then at a rate of 25% on each anniversary of the Grant Date, with 100% of the Option being vested on the third anniversary of the Grant Date. Employee may exercise any vested portion at any time prior to the Termination Date (as hereinafter defined).

(b)	Accelerated Vesting. If «Last_Name» continues to perform valuable services for the Corporation from the date of this Agreement until the occurrence of a Change of Control (as hereinafter defined), the portion of the outstanding Option which has not become vested under Section 2(a) at the date of such event shall immediately vest and become exercisable with respect to 100% of the Common Stock subject to this Option simultaneously with the consummation of the Change of Control. A “Change of Control” shall mean and be determined to have occurred upon any one of the following events: (i) any person or entity becoming the owner, directly or indirectly, of securities representing 35% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors other than a person or entity which as of the date hereof owned, directly or indirectly, such amount or more; provided, however, that no Change of Control shall be deemed to have occurred if immediately subsequent to an acquisition of securities, at least a majority of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of the directors are owned, directly or indirectly, by the persons who, immediately prior to such acquisition, were the owners, directly or indirectly, or at least a majority of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, in substantially the same proportion; or (ii)(A) the Corporation shall be a party to a merger or consolidation in which persons who were the owners, directly or indirectly, or at least a majority of the combined voting power of the outstanding voting securities of the Corporation entitled to vote generally in the election of the directors immediately prior thereto do not own, directly or indirectly, at least a majority of the combined voting power of the outstanding voting securities of the Corporation entitled to vote generally in the election of directors immediately subsequent thereto or (B) the Corporation shall sell all or substantially all of its assets (each event in clauses (i) and (ii) shall be referred to herein as a “Change of Control”).

2.	The Option may be exercised with respect to the vested portion as provided in Section 1 hereof by written notice received on or before the Termination Date (as hereinafter defined), which notice shall:

a)	State the election to exercise the Option and the number of shares in respect of which it is being exercised;

b)	Be signed by the person or persons entitled to exercise the Option;

c)	Be in writing and delivered to the Compensation Committee of the Corporation’s Board of Directors at the Corporation’s principal place of business;

d)	In the event a registration statement under the Securities Act of 1933 is not in effect with respect to the shares to be issued upon exercise of this Option, contain a representation of «Last_Name» that the shares are being acquired by him for investment and with no present intention of selling or transferring them, and that he will not sell or otherwise transfer the shares except in compliance with all applicable securities laws; and

e)	Be accompanied by payment in full of the Purchase Price for the shares to be purchased and the Director’s copy of this Agreement. Payment may be made by check, bank draft, money order or other cash payment.

3.	Termination of Option. Subject to Section 5 hereof, the Option, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates (the “Termination Date”):

(a)	The expiration of thirty (30) days after the date on which employment is terminated for any reason; or

(b)	The tenth anniversary of the Grant Date.

4.	Un-Vested Options. All options to the extent un-vested on the date of termination of «Last_Name»‘s employment with the Corporation for any reason shall terminate immediately upon such termination of «Last_Name»‘s employment.

5.	Rights Prior to Exercise of Option. The Option is non-transferable by «Last_Name», and except in the event of his death, in which case «Last_Name»‘s executors or administrators may exercise the vested portion of the Option within thirty (30) days following the date of «Last_Name»‘s death, is exercisable only by «Last_Name». «Last_Name» shall have no rights as a stockholder with respect to the shares of Common Stock until exercise of the Option and delivery to him of such shares as herein provided.

6.	Adjustment in Event of Happening of Condition. In the event that there is any change in the number of issued shares of Common Stock of the Corporation without new consideration to the Corporation (such as by stock dividends or stock split-ups), then (i) the number of shares at the time unexercised under this Option shall be adjusted in proportion to such change in issued shares, and (ii) the Option for the unexercised portion of the Option shall be adjusted so that the aggregate consideration payable to the Corporation upon the purchase of all shares not theretofore purchased shall not be changed.

If the outstanding shares of Common Stock of the Corporation shall be combined, or be changed into another kind of stock of the Corporation or into equity securities of another corporation, whether through recapitalization, reorganization, sale, merger, consolidation, etc. the Corporation shall cause adequate provision to be made whereby the person or persons entitled to exercise the Option shall thereafter be entitled to receive upon due exercise of any portion of the Option, the equitable securities which that person would have been entitled to receive for shares of Common Stock acquired upon the exercise of the same portion of such Option if such Option had been exercised immediately prior to such recapitalization, reorganization, sale, merger, consolidation, etc.

If appropriate, due adjustment shall be made in the per share or per unit price of the securities purchased on exercise of the Option following said recapitalization, sale, merger, consolidation, etc.

Notwithstanding the foregoing, in the event of a sale of the Company through a merger, consolidation or sale of all or substantially all of its assets where all or part of the consideration is cash or property (other than equity securities of another corporation) this option shall terminate upon consummation of such merger, consolidation or sale unless otherwise determined by the Board of Directors of the Company.

7.	Provisions of Plan. This Option is granted pursuant to, and subject to the terms and conditions of, the Plan (which is incorporated herein by reference). In the event a provision of this Option conflicts with the Plan, the terms of the Plan will prevail. «Last_Name» acknowledges receiving a copy of the Plan and this Agreement.

8.	Withholding of Taxes. The Corporation shall be entitled, if necessary or desirable, to withhold from any amounts due and payable by the Corporation to «Last_Name» (or to secure payment from «Last_Name» in lieu of withholding) the amount of any withholding or other tax due from the Corporation with respect to any Common Stock issuable under this Option, and the Corporation may defer such issuance until such amounts are paid or withheld.

9.	Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrator, successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:

Name:	Glen E. Tullman
«First_Name»«Last_Name»